Exhibit 5.2

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

August 13, 2026

The Campbell’s Company

One Campbell Place

Camden, New Jersey 08103

Ladies and Gentlemen:

We have acted as counsel to The Campbell’s Company, a New Jersey corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale from time to time of an indeterminate number of (i) senior and subordinated debt securities of the Company (the “Debt Securities”); (ii) shares of capital stock, par value $0.0375 per share, of the Company (the “Capital Stock”); (iii) shares of preferred stock, without par value, of the Company (the “Preferred Stock”); (iv) warrants (the “Warrants”); (v) purchase contracts (the “Purchase Contracts”); and (vi) units (the “Units” and, together with the Debt Securities, Capital Stock, Preferred Stock, Warrants and Purchase Contracts, the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement; (ii) the prospectus contained within the Registration Statement; (iii) the indenture, dated as of March 19, 2015, between the Company and Computershare Trust Company, N.A. (successor in interest to Wells Fargo Bank, National Association), as trustee, as supplemented by the first supplemental indenture, dated as of August 17, 2023, among the Company, Computershare Trust Company, N.A., successor in interest to Wells Fargo Bank, National Association, as retiring trustee, and U.S. Bank Trust Company, National Association, as successor trustee, as supplemented and amended to the date hereof (the “Senior Notes Indenture”); (iv) the Form of Subordinated Indenture, to be entered into between the Company and U.S. Bank Trust Company, National Association, as trustee (together with the Senior Notes Indenture, the “Indentures,” and each an “Indenture”); and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. Based on and subject to the foregoing and assuming that: (i) the Company, the underwriters, Trustee, warrant agent, purchase contract agent and unit agent, as applicable, when appointed, will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and will have the requisite corporate power and authority to enter into and perform their respective obligations related to the offering of Securities and under the underwriting or similar agreement, Indenture and any supplemental indenture relating to the Debt Securities, the warrant agreement relating to the Warrants, the purchase contract agreement relating to the Purchase Contracts and the unit agreement relating to the Units, as applicable; (ii) all corporate action required to be taken by the Company, underwriters, Trustee, warrant agent, purchase contract agent and unit agent to duly authorize each proposed issuance of Securities, as applicable, and to execute, deliver and perform each of the operative documents related to the offering of the Securities will have been completed (and each operative document is governed by New York law); (iii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated in the Registration Statement; (iv) all Securities will have been offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and the applicable definitive underwriting or similar agreement; (v) the Indentures and any indenture governing the Debt Securities, in each case including any supplemental indentures thereto, have or will have been qualified under the Trust Indenture Act of 1939, as amended; (vi) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (vii) the terms of any Securities and their issuance and sale will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, as the case may be; (viii) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; and (ix) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

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Debt Securities. Assuming that (i) the issuance, execution, delivery and performance of any Debt Securities and the terms thereof have been duly authorized by all necessary corporate action on the part of the Company; (ii) the terms of such Debt Securities to be issued under the applicable Indenture and any applicable supplemental indenture and the terms of their issuance and sale have been duly established in conformity with such Indenture and such supplemental indenture so as not to violate any applicable law, affect the enforceability of such Debt Securities or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) such Indenture and such supplemental indenture have been duly authorized, executed and delivered; (iv) the Indentures and supplemental indentures constitute legal, valid and binding obligations of the Trustee, enforceable against it in accordance with their terms; and (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and any applicable supplemental indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Company’s board of directors, then such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

Warrants. Assuming that (i) the issuance, execution, delivery and performance of any Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) and the terms thereof have been duly authorized by all necessary corporate action on the part of the Company, (ii) the warrant agreement or warrant agreements relating to such Warrants have been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Warrants have been duly established so as not to violate any applicable law, affect the enforceability of such Warrants or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Company’s board of directors, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

Purchase Contracts. Assuming that (i) the issuance, execution, delivery and performance of any Purchase Contracts and the terms thereof have been duly authorized by all necessary corporate action on the part of the Company and the securities of any other entities to be included in the Purchase Contracts, if any, have been duly authorized and issued by such entity, (ii) the purchase contract agreement or purchase contract agreements relating to such Purchase Contracts have been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Purchase Contracts have been duly established so as not to violate any applicable law, affect the enforceability of such Purchase Contracts or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (iv)

such Purchase Contracts have been duly executed in accordance with the applicable purchase contract agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Company’s board of directors, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

Units. Assuming that (i) the issuance, execution, delivery and performance of any Units and the terms thereof have been duly authorized by all necessary corporate action on the part of the Company and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, (ii) the unit agreement or unit agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Units have been duly established so as not to violate any applicable law, affect the enforceability of such Units or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Units have been issued, paid for and delivered against any contemplated payment therefor and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any applicable underwriting or similar agreement approved by the Company’s board of directors, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Each opinion expressed above with respect to the validity, binding effect and enforceability of the Securities is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by federal and state securities laws or public policy related thereto.

Each opinion expressed herein is limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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